                                                                      Exhibit 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Annual Report on Form 10-K of Arch Chemicals, Inc., a Virginia corporation (the "Company") for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer's best knowledge and belief, that:

      1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002.

Dated:  March 14, 2005                           /s/ Michael E. Campbell
                                                 -------------------------------
                                                 Michael E. Campbell
                                                 Chief Executive Officer

Dated:  March 14, 2005                           /s/ Louis S. Massimo
                                                 -------------------------------
                                                 Louis S. Massimo
                                                 Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Arch Chemicals, Inc. and will be retained by Arch Chemicals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.